Exhibit 99.1

Aerohive Network Reports First Quarter 2014 Financial Results

First quarter revenue grew 42% year over year

SUNNYVALE, CA — May 8, 2014 — Aerohive Networks® (NYSE: HIVE), a leader in controller-less Wi-Fi and cloud-managed mobile networking for the enterprise market, today announced financial results for its first quarter of 2014 ended March 31, 2014.

Financial Summary

Total revenue for the first quarter of 2014 was $28.2 million, an increase of 42%, compared with $19.8 million in the first quarter of 2013. Software subscriptions and service revenue was $3.4 million, or 12% of total revenue for the quarter, compared with $1.8 million, or 9 % of total revenue in the first quarter of 2013.

“2014 is off to a strong start for Aerohive, with the completion of our March IPO on the New York Stock Exchange and 42% revenue growth year over year for the first quarter,” stated David Flynn, President and Chief Executive Officer, Aerohive Networks. “Over 14,000 end-customers are now benefiting from the scalability, simplicity and security of our Wi-Fi and mobility solutions. We look forward to continued growth in 2014 as we expand our core business with additional cloud applications and the 802.11ac transition currently underway.”

For the first quarter of 2014, GAAP net loss was $8.9 million, compared with $10.3 million in the first quarter of 2013. GAAP gross margin was 67.2%, compared with 64.7% in the year-ago period. Non-GAAP net loss for the first quarter of 2014 was $7.4 million, compared with $9.2 million in the first quarter of 2013. Non-GAAP gross margin was 67.5%, compared with 65.0% in the year-ago period. A description of the non-GAAP calculations and a reconciliation to comparable GAAP financial measures are provided in the accompanying table entitled “Reconciliation of GAAP to Non-GAAP Financial Measures.”

Aerohive started trading as a public company on the New York Stock Exchange on March 28, 2014, and the transaction formally closed in Q2 on April 2, 2014. In conjunction with the initial public offering, Aerohive issued 8,625,000 shares of common stock, including exercise of the underwriters’ option to purchase additional shares, at an offering price of $10.00 per share. Gross proceeds were $86.25 million, and net proceeds to the Company following the transaction closing in April were $76.8 million after deducting underwriters’ and related offering fees and expenses. Upon close of the transaction, 28,227,528 outstanding shares of convertible preferred stock converted into 28,832,898 shares of common stock. The tables accompanying this release are as of March 31, 2014, and do not reflect the proceeds received or the shares of common stock converted or issued in conjunction with the offering.

Conference Call Information

Aerohive Networks is hosting a conference call and webcast for analysts and investors to discuss its first quarter 2014 results and outlook for its second quarter of 2014 at 2:00 pm Pacific Time today, May 8, 2014. The call may be accessed by dialing 1-877-941-8416 (toll free) or 1-480-629-9808 (international) and providing the passcode 4677908. A live audio webcast of the conference call will be accessible from the “Investor Relations” section of the Company’s website at http://ir.aerohive.com. An audio replay of the call may be accessed via dial-in at 1-800-406-7325 with the passcode 4677908 or by webcast on the Investor Relations section of Aerohive’s website at http://ir.aerohive.com.

Safe Harbor Statement

This press release contains forward-looking statements, including statements regarding Aerohive Networks’ financial expectations and operating performance and expectations for continued growth in 2014, including statements regarding potential drivers of growth in the business, new customer acquisition, future product offerings and the 802.11ac transition and adoption of Aerohive cloud management applications and product offerings. These forward-looking statements are based on current expectations and are subject to inherent uncertainties, risks and changes in circumstances that are difficult or impossible to predict. The actual outcomes and results may differ materially from those contemplated by these forward-looking statements as a result of these uncertainties, risk and changes in circumstances, including, but not limited to, risks and uncertainties related to: general demand for wireless networking in the industry verticals targeted or demand for Aerohive products in particular, unpredictable and changing market conditions, risks associated with the deployment and adoption of new products and services, risks associated with rapid growth, competitive pressures from existing and new companies, technological change, product development delays, reliance on third parties to manufacture, warehouse and timely deliver Aerohive products, international operations, inability to protect Aerohive intellectual property or to predict or limit exposure to third party claims relating to its or Aerohive’s intellectual property, Aerohive’s limited operating history, particularly as a newly public company; and general market, political, regulatory, economic and business conditions in the United States and internationally.

Additional risks and uncertainties that could affect Aerohive’s financial and operating results are included under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” in the Prospectus related to the initial public offering of common stock filed with the Securities and Exchange Commission (“SEC”) on March 28, 2014 pursuant to Rule 424(b) under the Securities Act of 1933 (Registration Statement No. 333-193939). Aerohive’s SEC filings are available on the Investor Relations section of the Company’s website at http://ir.aerohive.com and on the SEC’s website at www.sec.gov. All forward-looking statements in this press release are based on information available to the Company as of the date hereof, and Aerohive Networks disclaims any obligation to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made, except as required by law.

Non-GAAP Financial Measures

Aerohive’s reported results include certain non-GAAP financial measures, including:

•	Non-GAAP gross profit and non-GAAP gross margin

•	Non-GAAP operating loss and non-GAAP operating loss percentage

•	Non-GAAP net loss and non-GAAP net loss per share

The Company defines non-GAAP financial measures to exclude share-based compensation, amortization of acquired intangibles and the periodic fair value re-measurements related to convertible preferred stock warrants.

The Company has included non-GAAP financial measures in this press release because they are key measures used to evaluate the business, measure performance, identify trends affecting the business, formulate financial projections and make strategic decisions. In particular, the exclusion of certain non-cash expenses in calculating these non-GAAP financial measures can provide a useful measure for period-to-period comparisons of the Company’s core business.

Although non-GAAP financial measures are frequently used by investors in their evaluations of companies, these non-GAAP financial measures have limitations in that they do not reflect all of the amounts associated with the Company’s results of operations as determined in accordance with GAAP. Some of these limitations are:

•	the non-GAAP measures do not consider the dilutive impact of stock-based compensation, which is an ongoing expense for the Company;

•	although amortization is a non-cash charge, the assets being amortized often will have to be replaced in the future, and non-GAAP gross profit percentage, non-GAAP operating loss, non-GAAP operating loss percentage, non-GAAP net loss, and non-GAAP loss per share do not reflect any cash requirement for such replacements;

•	Non-GAAP net loss and non-GAAP loss per share do not reflect the periodic fair value re-measurements related to convertible preferred stock warrants; and

•	other companies, including companies in this industry, may calculate these non-GAAP financial measures differently, which reduces their usefulness as a comparative measure.

Because of these limitations, you should consider non-GAAP financial measures only together with other financial performance measures, including various cash flow metrics, net loss and other GAAP results.

About Aerohive Networks

Aerohive (NYSE: HIVE) unleashes the power of enterprise mobility. Aerohive’s technology enables organizations of all sizes to use mobility to increase productivity, engage customers, and grow their business. Deployed in over 14,000 enterprises worldwide, Aerohive’s proprietary mobility platform takes advantage of the cloud and a distributed architecture to deliver unified, intelligent, simplified and cost-effective networks. Aerohive was founded in 2006 and is headquartered in Sunnyvale, Calif. For more information, please visit www.aerohive.com, call us at 408-510-6100, follow us on Twitter @Aerohive, subscribe to our blog, join our community or become a fan on our Facebook page.

“Aerohive” is a registered trademark of Aerohive Networks, Inc. All product and company names used herein are trademarks or registered trademarks of their respective owners. All rights reserved.

Investor Relations Contact:

The Blueshirt Group

Suzanne Schmidt or Melanie Solomon

(408) 769-6720

ir@aerohive.com

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AEROHIVE NETWORKS, INC.

Condensed Consolidated Balance Sheets

(in thousands, except share and per share amounts)

	March 31, 2014	December 31, 2013
	(unaudited)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$33,303	$35,023
Accounts receivable, net of allowance for doubtful accounts of $264 and $158 as of March 31, 2014 and December 31, 2013, respectively	15,844	17,578
Inventory	6,330	6,817
Prepaid expenses and other current assets	7,178	4,949
Deferred cost of goods sold	1,137	1,427

Total current assets	63,792	65,794
Property and equipment, net	4,521	3,281
Goodwill	513	513
Intangible assets, net	108	149
Other assets	180	120

TOTAL ASSETS	$69,114	$69,857

LIABILITIES AND STOCKHOLDERS’ DEFICIT
CURRENT LIABILITIES:
Accounts payable	$14,169	$10,802
Accrued liabilities	6,938	7,561
Long-term debt, current portion	—	10,000
Deferred revenue, current portion	15,988	15,915

Total current liabilities	37,095	44,278
Long-term debt, non-current	19,655	9,624
Convertible preferred stock warrant liability	611	3,903
Deferred revenue, non-current	16,350	14,655
Other liabilities	595	742

TOTAL LIABILITIES	74,306	73,202

STOCKHOLDERS’ DEFICIT:
Convertible preferred stock, par value of $0.001 per share, issuable in Series A, B, C, D and E - 29,536,358 and 29,536,358 shares authorized as of March 31, 2014 and December 31, 2013, respectively; 28,227,528 and 27,861,009 shares issued and outstanding as of March 31, 2014 and December 31, 2013, respectively	69	69
Common stock, par value of $0.001 per share - 52,800,000 and 52,800,000 shares authorized as of March 31, 2014 and December 31, 2013, respectively; 8,151,739 and 7,419,469 shares issued and outstanding as of March 31, 2014 and December 31, 2013, respectively	20	18
Additional paid-in capital	123,980	116,902
Accumulated deficit	(129,261)	(120,334)

Total stockholders’ deficit	(5,192)	(3,345)

TOTAL LIABILITIES AND STOCKHOLDERS’ DEFICIT	$69,114	$69,857

AEROHIVE NETWORKS, INC.

Condensed Consolidated Statements of Operations

(unaudited; in thousands, except share and per share amounts)

	Three Months Ended March 31,
	2014	2013
Revenue:
Product	$24,861	$18,037
Software subscriptions and service	3,371	1,790

Total revenue	28,232	19,827
Cost of revenue (1):
Product	7,882	6,155
Software subscriptions and service	1,366	835

Total cost of revenue	9,248	6,990

Gross profit	18,984	12,837

Operating expenses:
Research and development (1)	6,138	5,757
Sales and marketing (1)	16,569	12,900
General and administrative (1)	4,837	3,889

Total operating expenses	27,544	22,546

Operating loss	(8,560)	(9,709)
Interest income	1	4
Interest expense	(465)	(100)
Other income (expense), net	117	(383)

Loss before income taxes	(8,907)	(10,188)
Income tax provision	(20)	(130)

Net loss	$(8,927)	$(10,318)

Net loss per share, basic and diluted	$(1.17)	$(1.62)

Weighted-average shares used in computing net loss per share, basic and diluted	7,635,120	6,366,335

(1) Includes stock-based compensation as follows:
Cost of revenue	$45	$9
Research and development	351	150
Sales and marketing	621	287
General and administrative	549	260

Total stock-based compensation expense	$1,566	$706

AEROHIVE NETWORKS, INC.

Condensed Consolidated Statements of Cash Flows

(unaudited; in thousands)

	Three Months Ended March 31,
	2014	2013
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(8,927)	$(10,318)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	497	313
Stock-based compensation	1,566	706
Amortization and write-off of debt discount and debt issuance cost	43	—
Re-measurement of convertible preferred stock warrant liability	(90)	356
Changes in operating assets and liabilities:
Accounts receivable, net	1,734	(2,313)
Inventory	487	(1,235)
Prepaid expenses and other current assets	(12)	106
Other assets	(73)	6
Accounts payable	1,762	332
Accrued liabilities	(324)	132
Other liabilities	(147)	91
Deferred revenue	1,768	3,162

Net cash used in operating activities	(1,716)	(8,662)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property, equipment and intangible assets	(1,433)	(419)

Net cash used in investing activities	(1,433)	(419)

CASH FLOWS FROM FINANCING ACTIVITIES:
Payment for deferred offering costs	(456)	—
Proceeds from exercise of convertible preferred stock warrants	907	—
Proceeds from exercise of vested stock options	978	369
Proceeds from early exercise of stock options, net of repurchases	—	269
Repayments of debt	—	(239)

Net cash provided by financing activities	1,429	399

Net decrease in cash and cash equivalents	(1,720)	(8,682)
Cash and cash equivalents-beginning of period	35,023	29,585

Cash and cash equivalents-end of period	$33,303	$20,903

AEROHIVE NETWORKS, INC.

Reconciliation of GAAP to Non-GAAP Financial Measures

(unaudited; in thousands, except share and per share amounts)

	Three Months Ended March 31,
	2014	2013
Gross Profit Reconciliations:
GAAP gross profit	$18,984	$12,837
Stock-based compensation	45	9
Amortization of acquired intangible assets	41	41

Non-GAAP gross profit	$19,070	$12,887

Gross Margin Reconciliations:
GAAP gross margin	67.2%	64.7%
Stock-based compensation	0.2%	0.1%
Amortization of acquired intangible assets	0.1%	0.2%

Non-GAAP gross margin	67.5%	65.0%

Operating Loss Reconciliations:
GAAP operating loss	$(8,560)	$(9,709)
Stock-based compensation	1,566	706
Amortization of acquired intangible assets	41	41

Non-GAAP operating loss	$(6,953)	$(8,962)

Operating Loss Percentage Reconciliations:
GAAP operating loss percentage	(30.3)%	(49.0)%
Stock-based compensation	5.5%	3.6%
Amortization of acquired intangible assets	0.1%	0.2%

Non-GAAP operating loss percentage	(24.7)%	(45.2)%

Net Loss Reconciliations:
GAAP net loss	$(8,927)	$(10,318)
Stock-based compensation	1,566	706
Amortization of acquired intangible assets	41	41
Periodic re-measurement of convertible preferred stock warrants	(90)	356

Non-GAAP net loss	$(7,410)	$(9,215)

Shares Used in Computing non-GAAP Basic and Diluted Net Loss per Share
Weighted average shares used in computing non-GAAP basic and diluted net loss per share	7,635,120	6,366,335

Earnings Per Share Reconciliations:
Basic and diluted net loss per share on a GAAP basis	$(1.17)	$(1.62)
Stock-based compensation	0.205	0.111
Amortization of acquired intangible assets	0.005	0.006
Periodic re-measurement of convertible preferred stock warrants	(0.012)	0.056

Basic and diluted net loss per share on a Non-GAAP basis	$(0.97)	$(1.45)